UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012 (May 21, 2012)

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2012, Carl C. Icahn and certain of his affiliates (collectively, “Icahn”) acquired control of CVR Energy, Inc. (the “Company”) pursuant to a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the Company’s common stock (the “Shares”) for a price of $30 per Share in cash, plus one non-transferable contingent cash payment right for each Share, which represents the contractual right to receive an additional cash payment per Share if a definitive agreement for the sale of the Company is executed within fifteen months following the expiration of the Offer and such transaction closes (a “CCP”). The Offer, as amended, expired as of 11:59 p.m., New York City time, on May 4, 2012, and on May 7, 2012, Icahn acquired 48,112,317 Shares pursuant to the Offer. A subsequent offering period for the Offer commenced on May 7, 2012 and expired at 11:59 p.m., New York City time, on May 18, 2012. During the subsequent offering period, holders of Shares who did not tender their Shares during the initial offer period were permitted to tender their Shares and receive the same consideration of $30 per Share plus a CCP that was offered during the initial offer period. During the subsequent offering period, Icahn acquired an additional 9,488,431 Shares, bringing Icahn’s aggregate ownership of the Company up to 70,184,975 Shares or approximately 80% of the Shares.

In accordance with the Transaction Agreement dated April 18, 2012 by and between Icahn and the Company (and filed by the Company on April 23, 2012 as an exhibit to its Current Report on Form 8-K) (the “Transaction Agreement”), effective May 21, 2012, the final two incumbent members of the board of directors of the Company (the “Board”) prior to the Icahn acquisition resigned from the Board and have been replaced by Icahn nominees. Effective May 21, 2012, John J. Lipinski and George E. Matelich resigned from the Board and George W. Hebard III and James M. Strock were concurrently appointed to the Board. In addition, effective May 23, 2012, the Board reappointed John J. Lipinski to the Board, increasing the total number of directors to ten.

George W. Hebard III was formerly employed by Icahn and from time to time has served on the boards of directors of companies in which Icahn owns an interest. For more information concerning Messrs. Hebard and Strock, please see their biographies set forth under Proposal 1 – Election of Directors in the preliminary proxy statement filed by Icahn with the Securities and Exchange Commission on March 23, 2012, which is incorporated herein by reference. For more information concerning Mr. Lipinski, please see his biography set forth under Members of and Nominees to our Board in the preliminary proxy statement filed by the Company with the Securities and Exchange Commission on March 22, 2012, which is incorporated herein by reference.

Messrs. Hebard, Lipinski and Strock are not expected to be named to serve on any committees of the Board. Mr. Strock will receive an annual retainer of $75,000, paid quarterly, and meeting fees of $1,000 per meeting. Messrs. Hebard and Lipinski will not receive any compensation for serving on the Board.

Item 8.01. Other Events.

On May 23, 2012, the Company notified the bank and brokerage communities that the record date for its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) will be June 22, 2012, and instructed those communities to make the inquiry of record holders of shares of Company common stock, par value $0.01 per share, as required by Rule 14a-13(a) of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended. The 2012 Annual Meeting will be held on July 17, 2012 in New York City, New York. The Company expects to determine and announce the time and location of the 2012 Annual Meeting in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012

CVR Energy, Inc.

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel And Secretary